KPMG Peat Marwick LLP

  Certified Public Accountants

   150 John F. Kennedy Parkway
   Short Hills, NJ 07078

                         REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and Stockholders of The Summit Bancorporation:

     We have audited the accompanying consolidated balance sheets of The Summit Bancorporation and subsidiaries as of December 31, 1994 and 1993, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1994. These consolidated financial statements are the responsibility of The Summit Bancorporation's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of The Summit Bancorporation and subsidiaries as of December 31, 1994 and 1993 and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1994, in conformity with generally accepted accounting principles.

January 17, 1995

                   THE SUMMIT BANCORPORATION AND SUBSIDIARIES

                        CONSOLIDATED STATEMENT OF INCOME

                                                                  YEAR ENDED DECEMBER 31,
                                                             ----------------------------------
                                                               1994         1993         1992
                                                             --------     --------     --------
                                                               (IN THOUSANDS EXCEPT PER SHARE
                                                                          AMOUNTS)
INTEREST INCOME:
Interest and Fees on Loans.................................  $244,980     $232,981     $260,765
Interest and Dividends on Investment Securities:
  Taxable..................................................    44,133       65,661       89,299
  Tax-Exempt...............................................     2,505        3,056        5,866
Interest and Dividends on Securities Available for Sale:
  Taxable..................................................    45,436       19,411           --
  Tax-Exempt...............................................     1,451        1,665           --
Interest on Trading Account Securities.....................        79           68           66
Interest on Federal Funds Sold and Securities Purchased
  Under Agreements to Resell...............................     2,918        5,175        4,997
Interest on Other Short-Term Investments...................       325        1,013        1,503
                                                             --------     --------     --------
          Total Interest Income............................   341,827      329,030      362,496
                                                             --------     --------     --------
INTEREST EXPENSE:
Interest on Deposits.......................................   105,499      110,517      144,446
Interest on Federal Funds Purchased, Securities Sold Under
  Agreements to Repurchase and Other Short-Term
  Borrowings...............................................     8,905        5,273        4,505
Interest on Long-Term Debt.................................    16,700        9,287       16,081
                                                             --------     --------     --------
          Total Interest Expense...........................   131,104      125,077      165,032
                                                             --------     --------     --------
NET INTEREST INCOME........................................   210,723      203,953      197,464
Provision for Loan Losses..................................     7,995       17,200       25,998
                                                             --------     --------     --------
Net Interest Income After Provision for Loan Losses........   202,728      186,753      171,466
                                                             --------     --------     --------
NONINTEREST INCOME:
Trust Income...............................................    11,875       11,125       10,899
Service Fees on Deposit Accounts...........................    18,523       16,936       16,233
Securities Gains...........................................       344          702          710
Other Income...............................................    21,256       22,554       13,863
                                                             --------     --------     --------
          Total Noninterest Income.........................    51,998       51,317       41,705
                                                             --------     --------     --------
NONINTEREST EXPENSE:
Salaries and Employee Benefits.............................    86,087       84,624       78,436
Net Occupancy Expense......................................    18,868       18,619       18,890
Furniture and Equipment Expense............................     9,496        8,927        8,908
Loss on Sale of Assets.....................................    35,390           --           --
Restructuring and Other Merger-Related Costs...............    13,565           --           --
Other Expenses.............................................    50,280       55,680       57,110
                                                             --------     --------     --------
          Total Noninterest Expense........................   213,686      167,850      163,344
                                                             --------     --------     --------
Income Before Income Taxes.................................    41,040       70,220       49,827
Applicable Income Tax Expense..............................    16,640       22,989       16,340
                                                             --------     --------     --------
Income Before Accounting Change and Extraordinary Item.....    24,400       47,231       33,487
                                                             --------     --------     --------
Cumulative Effect of a Change in Accounting Principle......        --        5,303           --
Extraordinary Item.........................................        --       (1,810)          --
                                                             --------     --------     --------
Net Income.................................................  $ 24,400     $ 50,724     $ 33,487
                                                             ========     ========     ========
Net Income Available to Common Stockholders................  $ 23,200     $ 49,524     $ 32,287
                                                             ========     ========     ========
PER COMMON SHARE:
Income Before Accounting Change and Extraordinary Item.....  $    .70     $   1.43     $   1.07
Net Income.................................................       .70         1.54         1.07
Weighted Average Shares Outstanding........................    33,090       32,102       30,220

          See Accompanying Notes to Consolidated Financial Statements.

                   THE SUMMIT BANCORPORATION AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET

                                                                            DECEMBER 31,
                                                                      -------------------------
                                                                         1994           1993
                                                                      ----------     ----------
                                                                            (IN THOUSANDS)
ASSETS
Cash and Due from Banks.............................................  $  261,665     $  198,479
Short-Term Investments:
  Federal Funds Sold and Securities Purchased
     Under Agreements to Resell.....................................          --        248,000
  Other Short-Term Investments......................................       8,208         20,013
                                                                      ----------     ----------
          Total Short-Term Investments..............................       8,208        268,013
Investment Securities (Market Value of $669,154 and $789,949).......     707,999        791,808
Securities Available for Sale.......................................     923,414        830,880
Trading Account Securities..........................................       1,357          1,752
Loans...............................................................   3,448,605      3,137,718
Less: Allowance for Loan Losses.....................................      91,169         94,874
                                                                      ----------     ----------
          Net Loans.................................................   3,357,436      3,042,844
Premises and Equipment..............................................      45,034         45,513
Other Real Estate Owned.............................................      15,830         35,982
Accrued Interest Receivable.........................................      29,600         29,650
Other Assets........................................................     116,922        107,028
                                                                      ----------     ----------
          Total Assets..............................................  $5,467,465     $5,351,949
                                                                       =========      =========
LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
  Demand............................................................  $  781,244     $  692,627
  Savings and NOW Accounts..........................................   1,620,081      1,720,587
  Money Market Accounts.............................................     770,987        772,178
  Certificates of Deposit of $100,000 and Over......................     223,326         82,347
  Other Time........................................................   1,013,680      1,144,988
                                                                      ----------     ----------
          Total Deposits............................................   4,409,318      4,412,727
Federal Funds Purchased, Securities Sold Under Agreements to
  Repurchase and Other Short-Term Borrowings........................     231,028        180,389
Accrued Expenses and Other Liabilities..............................      56,786         67,673
Long-Term Debt......................................................     338,763        251,800
                                                                      ----------     ----------
          Total Liabilities.........................................   5,035,895      4,912,589
Stockholders' Equity:
  Preferred Stock, No Par Value, Authorized 12,000 Shares
     Cumulative Adjustable Rate, Issued and Outstanding 800
     Shares.........................................................      20,000         20,000
  Common Stock, No Par Value, Authorized 50,000 Shares
     Issued and Outstanding 33,439 and 32,319 Shares................      49,320         43,372
  Surplus...........................................................     305,075        243,685
  Retained Earnings.................................................      72,215        128,172
  Net Unrealized (Losses) Gains on Securities Available for Sale....     (15,040)         4,131
                                                                      ----------     ----------
          Total Stockholders' Equity................................     431,570        439,360
                                                                      ----------     ----------
          Total Liabilities and Stockholders' Equity................  $5,467,465     $5,351,949
                                                                       =========      =========

          See Accompanying Notes to Consolidated Financial Statements.

                   THE SUMMIT BANCORPORATION AND SUBSIDIARIES

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                                                                                          NET
                                                                                       UNREALIZED
                                        ADJUSTABLE                                   GAINS (LOSSES)
                                           RATE                                      ON SECURITIES        TOTAL
                                        PREFERRED    COMMON               RETAINED     AVAILABLE      STOCKHOLDERS'
                                          STOCK       STOCK    SURPLUS    EARNINGS      FOR SALE         EQUITY
                                        ----------   -------   --------   --------   --------------   -------------
                                                            (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
BALANCE, JANUARY 1, 1992...............  $ 20,000    $36,015   $183,820   $ 84,146      $     --        $ 323,981
Net Income.............................        --        --          --     33,487            --           33,487
Common Stock Issued Under:
  Public Stock Offering, Net...........        --     4,543      35,595         --            --           40,138
  Dividend Reinvestment and Stock
    Purchase Plan......................        --     1,866      15,893         --            --           17,759
  Stock Incentive Plans................        --       309       1,979         --            --            2,288
Cash Dividends Declared:
  Adjustable Rate Preferred ($1.50 Per
    Share).............................        --        --          --     (1,200)           --           (1,200)
  Common ($.73 Per Share)..............        --        --          --    (18,784)           --          (18,784)
Allowance for Marketable Equity
  Securities...........................        --        --          --      1,277            --            1,277
                                        ----------   -------   --------   --------   --------------   -------------
BALANCE, DECEMBER 31, 1992.............    20,000    42,733     237,287     98,926            --          398,946
Net Income.............................        --        --          --     50,724            --           50,724
Common Stock Issued Under:
  Dividend Reinvestment and Stock
    Purchase Plan......................        --       306       3,644         --            --            3,950
  Stock Incentive Plans................        --       333       2,754         --            --            3,087
Cash Dividends Declared:
  Adjustable Rate Preferred ($1.50 Per
    Share).............................        --        --          --     (1,200)           --           (1,200)
  Common ($.74 Per Share)..............        --        --          --    (20,278)           --          (20,278)
Change in Net Unrealized Gains (Losses)
  on Securities Available for Sale.....        --        --          --         --         4,131            4,131
                                        ----------   -------   --------   --------   --------------   -------------
BALANCE, DECEMBER 31, 1993.............    20,000    43,372     243,685    128,172         4,131          439,360
Net Income.............................        --        --          --     24,400            --           24,400
Common Stock Issued Under:
  Dividend Reinvestment and Stock
    Purchase Plan......................        --       424       5,115         --            --            5,539
  Stock Incentive Plans................        --       647       3,520         --            --            4,167
Cash Dividends Declared:
  Adjustable Rate Preferred ($1.50 Per
    Share).............................        --        --          --     (1,200)           --           (1,200)
  Common ($.78 Per Share)..............        --        --          --    (23,025)           --          (23,025)
Change in Net Unrealized Gains (Losses)
  on Securities Available for Sale.....        --        --          --         --       (19,171)         (19,171)
Acquisition of Lancaster
  Financial Ltd., Inc. ................        --       400          --      2,395            --            2,795
Adjustment for the Pooling of a Company
  with a Different Fiscal Year-End.....        --        --          --     (1,295)           --           (1,295)
Adjustment for 10% Stock Dividend......        --     4,477      52,755    (57,232)           --               --
                                        ----------   -------   --------   --------   --------------   -------------
BALANCE, DECEMBER 31, 1994.............  $ 20,000    $49,320   $305,075   $ 72,215      $(15,040)       $ 431,570
                                        =========    ========  =========  =========  ==============   ============

          See Accompanying Notes to Consolidated Financial Statements.

                   THE SUMMIT BANCORPORATION AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                 YEAR ENDED DECEMBER 31,
                                                         ---------------------------------------
                                                           1994          1993           1992
                                                         ---------     ---------     -----------
                                                                     (IN THOUSANDS)
OPERATING ACTIVITIES:
Net Income.............................................  $  24,400     $  50,724     $    33,487
Adjustments to Reconcile Net Income to Net Cash
  Provided by Operating Activities:
     Depreciation and Amortization Expenses............     10,816         5,740           6,009
     Provision for Loan Losses.........................      7,995        17,200          25,998
     Deferred Income Tax Expense (Benefit).............      4,214        (1,039)         (4,963)
     Securities Gains..................................       (344)         (702)           (710)
     Decrease (Increase) in Trading Account
       Securities......................................        395           981          (1,008)
     Gain on Sale of Loans.............................     (2,259)       (8,186)         (3,312)
     Net Decrease (Increase) in Loans Originated for
       Sale............................................     49,194      (139,895)       (162,635)
     Decrease in Accrued Interest Receivable...........         20         3,031           4,474
     Decrease in Accrued Interest Payable..............        (56)       (1,654)         (1,692)
     Decrease in Other Real Estate Owned...............     21,380        20,576          27,684
     (Increase) Decrease in Other Assets...............    (16,969)      (14,243)         32,999
     (Decrease) Increase in Accrued Expenses
       and Other Liabilities...........................     (4,735)       (2,611)          1,533
     Other, Net........................................         --            27             (68)
                                                         ---------     ---------     -----------
       Net Cash Provided (Used) by Operating
          Activities...................................     94,051       (70,051)        (42,204)
                                                         ---------     ---------     -----------
INVESTING ACTIVITIES:
Net (Increase) Decrease in Loans Made to Customers.....   (394,037)     (100,134)        126,105
Purchases of Investment Securities.....................   (434,195)     (726,626)     (1,119,075)
Maturities of Investment Securities....................    400,181       785,681         699,078
Proceeds from Sales of Investment Securities...........         --            --          79,313
Proceeds from Sales of Loan Securitizations............     35,334       116,950         152,582
Purchases of Securities Available for Sale.............   (667,376)     (581,186)        (19,950)
Maturities of Securities Available for Sale............    539,173       336,675              --
Proceeds from Sales of Securities Available for Sale...    105,914        78,753          20,048
Purchases of Premises and Equipment....................    (12,385)      (12,167)        (11,179)
Decrease (Increase) in Short-Term Investments..........    259,805       (73,900)        (35,100)
Other, Net.............................................         --           811             124
                                                         ---------     ---------     -----------
       Net Cash Used by Investing Activities...........   (167,586)     (175,143)       (108,054)
                                                         ---------     ---------     -----------
FINANCING ACTIVITIES:
(Decrease) Increase in Deposits........................     (4,630)       35,780         195,183
Increase (Decrease) in Federal Funds Purchased,
  Securities Sold Under Agreements to Repurchase and
  Other Short-Term Borrowings..........................     40,297        44,663         (67,057)
Long-Term Debt Issued..................................    474,399       764,180         513,425
Long-Term Debt Matured or Repurchased..................   (359,444)     (623,574)       (535,518)
Cash Dividends Paid....................................    (24,225)      (21,478)        (19,984)
Common Stock Issued....................................      9,706         7,037          60,185
Adjustment Related to Acquisition......................      2,795            --              --
Adjustment for the Pooling of a Company with a
  Different Fiscal Year-End............................     (2,177)           --              --
                                                         ---------     ---------     -----------
          Net Cash Provided by Financing Activities....    136,721       206,608         146,234
                                                         ---------     ---------     -----------
Net Increase (Decrease) in Cash and Due From Banks.....     63,186       (38,586)         (4,024)
Cash and Due from Banks at January 1,..................    198,479       237,065         241,089
                                                         ---------     ---------     -----------
Cash and Due from Banks at December 31,................  $ 261,665     $ 198,479     $   237,065
                                                         =========     =========      ==========
SUPPLEMENTAL DISCLOSURE:
Interest Paid..........................................  $ 131,104     $ 128,256     $   165,825
Income Taxes Paid......................................     13,128        26,658          15,622
Securities Transferred to Securities Available for
  Sale.................................................    134,093       294,854         367,362
Loans Transferred to Other Real Estate Owned...........      6,611        27,806          16,462
Mortgage Loans Swapped into Mortgage Backed
  Securities...........................................     35,233       116,777         152,025

          See Accompanying Notes to Consolidated Financial Statements.

                   THE SUMMIT BANCORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The following is a description of the more significant accounting policies followed by The Summit Bancorporation (the "Company") in the preparation of the accompanying consolidated financial statements.

     Investment Securities: Investment securities are comprised of debt securities that the Company has the positive intent and ability to hold to maturity. Such securities are stated at cost, adjusted for amortization of premium and accretion of discount using the interest method over the term of the investments. Net gains or losses on the sale of investment securities are determined by the specific identification method.

     Securities Available for Sale: On December 31, 1993, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities." Accordingly, debt securities that cannot be categorized as either investment securities or trading account securities are classified as securities available for sale. Such securities include debt securities to be held for indefinite periods of time and not intended to be held to maturity, as well as marketable equity securities. Securities available for sale include securities that management intends to use as part of its asset/liability management strategy and that may be sold in response to changes in interest rates, resultant prepayment risk and other factors related to interest rate and resultant prepayment risk changes. Securities available for sale at December 31, 1994 and 1993 are carried at fair market value and unrealized holding gains and losses (net of related tax effects) on such securities are excluded from earnings, but are included in stockholders' equity. Upon realization, such gains or losses will be included in earnings using the specific identification method. On December 31, 1992, the Company established an available for sale securities category and accounted for these securities at the lower of cost or market using the aggregate method.

     Trading Account Securities: Trading account securities are adjusted to market value. Included in noninterest income are gains and losses resulting from adjusting trading account securities to market value and from the sale of these securities.

     Loans: Loans are carried at their principal amounts, net of any unearned income. Interest income on loans is credited to income based on loan principal amounts outstanding at appropriate interest rates. Included in unearned income are net deferred loan origination fees, which are recognized over the life of a loan as interest income.

     Generally, the accrual of interest income on loans is discontinued if certain factors indicate reasonable doubt as to the timely collectibility of such interest. Loans that are past due on which the accrual of interest income has been discontinued are designated as nonaccrual. Interest payments received on nonaccrual loans are generally either applied against principal or reported as income, according to management's judgment as to the collectibility of principal. Loans are returned to an accrual status when factors indicating doubtful collectability on a timely basis no longer exist. The accrual of interest income on commercial loans is generally discontinued when a loan is past due 90 days or more. In some instances, consumer loans are classified as nonaccrual when payments are past due 90 days, and as a matter of general policy these loans are charged off after they become 120 days past due. The nonaccrual policy regarding real estate loans ranges from 90 to 120 days past due before they are classified as nonaccrual.

     Mortgage loans which the Company services for investors are not included in the accompanying consolidated financial statements. Fees earned for servicing loans are reported as income when the related loan payments are collected. Loan servicing costs are charged to expense as incurred.

     Generally, residential mortgage loans held for sale are originated with an outstanding purchase commitment from an investor. These loans are classified as residential mortgage loans and carried at the lower of cost or market using the aggregate method. Gains and losses on loans sold are included in other income.

                   THE SUMMIT BANCORPORATION AND SUBSIDIARIES

     Allowance for Loan Losses: The allowance for loan losses is increased by provisions charged to expense and reduced by charge-offs, net of recoveries. The provision for loan losses is based on management's evaluation of the adequacy of the allowance for loan losses. This evaluation encompasses consideration of past loan loss experience and other factors, including changes in the composition and volume of the credit portfolio, the level and composition of nonperforming loans, the condition of industries experiencing particular financial pressures, the relationship of the current level of the allowance to the credit portfolio and to nonperforming assets, and economic conditions.

     Premises and Equipment: Premises and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation and amortization are generally computed by the straight-line method over the estimated useful lives of the related assets. Leasehold improvements are amortized over the lives of the respective leases or the estimated useful lives of the improvements, whichever is shorter. Major improvements are capitalized, while repairs and maintenance costs are charged to operations as incurred. Upon retirement or sale, any gain or loss is credited or charged to operations.

     Other Real Estate Owned: Other real estate owned (including in-substance foreclosures) consists of assets acquired in partial or full satisfaction of loan obligations. These assets are recorded at fair market value at the time of acquisition, with any excess charged to the allowance for loan losses. Subsequent declines in the market value of these assets are included in other expenses.

     Income Taxes: The Company files a consolidated Federal income tax return. Separate state income tax returns are filed for each affiliate based on the laws and regulations of the various states in which they do business.

     In February 1992, SFAS No. 109, "Accounting for Income Taxes", was issued by the FASB. SFAS No. 109 prescribes a change to the asset and liability method of income tax accounting from the deferred method of accounting for income taxes required by Accounting Principles Board ("APB") Opinion No 11. SFAS No. 109 requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the Company's financial statements or tax returns. The measurement of deferred tax assets and liabilities is based on the enacted tax rates applicable to taxable income for the years in which those temporary differences are expected to be recovered or settled. SFAS No. 109 requires that deferred tax assets and liabilities be adjusted for effect of a change in tax rates in the period of enactment. Effective January 1, 1992 and prior to the acquisition of Crestmont Financial Corp. ("Crestmont"), the Company adopted SFAS No. 109. Effective April 1, 1993, Crestmont adopted SFAS No. 109.

     Pension Plans: The Company has noncontributory pension plans covering substantially all employees. Costs of the plans, based on actuarial computations of current and future benefits for employees, are charged to expense and are funded based on the maximum amount that can be deducted for Federal income tax purposes.

     Earnings Per Common Share: Earnings per common share is computed by dividing net income, less dividend requirements on the preferred stock, by the weighted average number of shares outstanding. Shares issuable under the stock option incentive plan have not been included in the calculation of earnings per share since their effect is not material.

     Derivative Financial Instruments: The Company enters into interest rate swap agreements, options, caps and floors as part of its management of interest rate risk. Such instruments have been designated as hedges and are accounted for primarily on an accrual basis. Gains and losses related to contracts that are effective hedges are deferred when necessary to be recognized in income in the same period as gains and losses on the hedged items. Gains and losses on early terminations of contracts that modify the characteristics of specified assets or liabilities are deferred and amortized as an adjustment to the yield of the hedged assets or liabilities over the shorter of the remaining life of the hedged item or the remaining contract period. The Company does not hold or issue derivative financial instruments for trading purposes.

                   THE SUMMIT BANCORPORATION AND SUBSIDIARIES

     Statement of Cash Flows: For the statement of cash flows, cash and due from banks are considered to be cash and cash equivalents.

     Other: Trust income is generally recorded on an accrual basis. Securities and other property (other than cash deposits) held in fiduciary or agency capacities for customers of the trust division are not assets of the Company and, accordingly, are not included in the accompanying financial statements. Fees on standby letters of credit are recorded over the life of the commitment.

NOTE 2.  EXTRAORDINARY ITEM

     In May 1993, the Company (i.e., Crestmont) prepaid $27 million of fixed-rate Federal Home Loan Bank of New York ("FHLB") borrowings with a weighted average rate of 8.60% and replaced them with lower costing short-term borrowings. The prepayment of the advances resulted in a prepayment penalty of $1,810,000 net of income tax benefits.

NOTE 3.  BUSINESS COMBINATIONS

     On September 1, 1994, the Company exchanged 500,000 shares of its Common Stock for all of the outstanding shares of Lancaster Financial Ltd., Inc. ("Lancaster"). The merger was accounted for using the pooling of interests method of accounting with prior-period financial statements not restated due to the nonmaterial nature of the Lancaster acquisition.

     On September 13, 1994, the Company exchanged 4,255,098 shares of its Common Stock for all of the outstanding common shares of Crestmont. The merger was accounted for using the pooling of interests method of accounting and prior-period financial statements were restated. The results of operations of the Company and Crestmont for the six months ended June 30, 1994 and the years ended December 31, 1993 and 1992 prior to restatement are as follows:

                                                                SIX MONTHS
                                                                  ENDED
                                                                 JUNE 30,
                                                                   1994        1993       1992
                                                                ----------   --------   --------
                                                                          (IN THOUSANDS)
    The Company:
      Net Interest Income.....................................   $ 85,974*   $171,190   $163,337
      Cumulative Effect of a Change in Accounting Principle...         --          --         --
      Extraordinary Item......................................         --          --         --
      Net Income..............................................     23,833**    42,423     29,434
    Crestmont:
      Net Interest Income.....................................     16,054      32,763     34,127
      Cumulative Effect of a Change in Accounting Principle...         --       5,303         --
      Extraordinary Item......................................         --      (1,810)        --
      Net Income..............................................      2,489       8,301      4,053
    Combined:
      Net Interest Income.....................................    102,028     203,953    197,464
      Cumulative Effect of a Change in Accounting Principle...         --       5,303         --
      Extraordinary Item......................................         --      (1,810)        --
      Net Income..............................................     26,322      50,724     33,487

---------------
 * Includes $135 associated with Lancaster.

** Includes $225 associated with Lancaster.

                   THE SUMMIT BANCORPORATION AND SUBSIDIARIES

     Prior to the combination, Crestmont's fiscal year ended March 31. In recording the pooling of interests combination, Crestmont's financial statements for the year ended December 31, 1994 were combined with the Company's financial statements for the same period and Crestmont's financial statements for the years ended March 31, 1994 and 1993 were combined with the Company's financial statements for the years ended December 31, 1993 and 1992, respectively. Crestmont's unaudited results of operations for the three months ended March 31, 1994 included net interest income of $8,055,000 and net income of $1,295,000. An adjustment has been made to stockholders' equity to eliminate the effect of including Crestmont's results of operations for the three months ended March 31, 1994 in both the year ended December 31, 1994 and the year ended December 31, 1993.

NOTE 4.  CASH AND DUE FROM BANKS

     Average required reserves for deposits maintained in accordance with banking regulations were $125,855,000 and $112,217,000 for the years 1994 and 1993.

NOTE 5.  INVESTMENT SECURITIES

     The book value of investment securities included in the consolidated balance sheet and the approximate market value consisted of the following:

                                                                     DECEMBER 31,
                                                      -------------------------------------------
                                                             1994                    1993
                                                      -------------------     -------------------
                                                        BOOK      MARKET        BOOK      MARKET
                                                       VALUE      VALUE        VALUE      VALUE
                                                      --------   --------     --------   --------
                                                                     (IN THOUSANDS)
     U.S. Treasury and Federal Agency Securities:
       Maturing Within 1 Year.......................  $  3,407   $  3,374     $ 22,755   $ 22,945
       Maturing Between 1-5 Years...................    14,220     14,032       12,125     12,290
       No Fixed Maturity............................        --         --        6,992      6,992
                                                      --------   --------     --------   --------
                                                        17,627     17,406       41,872     42,227
                                                      --------   --------     --------   --------
     State and Municipal Securities:
       Maturing Within 1 Year.......................    39,997     40,072       48,847     49,012
       Maturing Between 1-5 Years...................     3,120      3,141        9,557      9,977
       Maturing Between 5-10 Years..................     1,790      1,849        2,041      2,163
       Maturing In Over 10 Years....................     3,012      2,992        3,131      3,405
                                                      --------   --------     --------   --------
                                                        47,919     48,054       63,576     64,557
                                                      --------   --------     --------   --------
     Mortgage-Backed Securities:
       Federal Agency...............................   388,757    362,488      449,061    447,358
       Other........................................   200,818    189,468      135,910    134,562
                                                      --------   --------     --------   --------
                                                       589,575    551,956      584,971    581,920
                                                      --------   --------     --------   --------
     Other Bonds and Notes:
       Maturing Within 1 Year.......................     1,065      1,123       70,781     70,523
       Maturing Between 1-5 Years...................    17,587     16,678       30,017     30,127
       Maturing Between 5-10 Years..................    34,226     33,937          591        595
                                                      --------   --------     --------   --------
                                                        52,878     51,738      101,389    101,245
                                                      --------   --------     --------   --------
          Total.....................................  $707,999   $669,154     $791,808   $789,949
                                                      ========   ========     ========   ========

     During 1994 the Company, as part of the merger, transferred $134,093,000 of Crestmont securities from the investment securities portfolio and designated them as securities available for sale. On December 31,

                   THE SUMMIT BANCORPORATION AND SUBSIDIARIES

1993, the Company segregated $294,854,000 of securities from the investment securities portfolio and designated them as securities available for sale as part of its adoption of SFAS No. 115.

     No sales of debt securities were made in 1994 and 1993. However, the Company received proceeds of $8,293,000, reflecting gross realized gains of $79,000 and incurred gross losses of $3,000 in connection with certain calls by issuers on investment securities during 1994. In 1992, proceeds from the sale of such securities were $64,725,000 resulting in gross realized gains of $35,000 and gross realized losses of $5,000.

     The gross unrealized gains and losses on debt securities included in investment securities are as follows:

                                                                         DECEMBER 31,
                                                             ------------------------------------
                                                                   1994                1993
                                                             ----------------     ---------------
                                                             GAINS    LOSSES      GAINS    LOSSES
                                                             ------   -------     ------   ------
                                                                         (IN THOUSANDS)
     U.S. Treasury and Federal Agency Securities...........  $    3   $   224     $  355   $   --
     State and Municipal Securities........................     225        90        993       12
     Mortgage-Backed Securities............................   1,259    38,878      5,073    8,124
     Other Bonds and Notes.................................      60     1,200        615      759
                                                             ------   -------     ------   ------
          Total Debt Securities Held for Investment........  $1,547   $40,392     $7,036   $8,895
                                                             ======   =======     ======   ======

     Securities with a book value of $267,955,000 at December 31, 1994 and $121,183,000 at December 31, 1993 were pledged to qualify for fiduciary powers and other purposes required by law.

NOTE 6.  SECURITIES AVAILABLE FOR SALE

     A summary of securities available for sale included in the consolidated balance sheet follows:

                                                                   DECEMBER 31,
                                                  -----------------------------------------------
                                                          1994                      1993
                                                  ---------------------     ---------------------
                                                   MARKET      AMORTIZED     MARKET      AMORTIZED
                                                   VALUE         COST        VALUE         COST
                                                  --------     --------     --------     --------
                                                                  (IN THOUSANDS)
     U.S. Treasury and Federal Agency
       Securities:
       Maturing Within 1 Year...................  $ 19,472     $ 19,876     $ 10,081     $  9,998
       Maturing Between 1-5 Years...............   135,266      141,287           --           --
       Maturing Between 5-10 Years..............        --           --        1,257        1,257
                                                  --------     --------     --------     --------
                                                   154,738      161,163       11,338       11,255
                                                  --------     --------     --------     --------
     Mortgage-Backed Securities:
       Federal Agency...........................   556,967      585,353      480,450      478,885
       Other....................................   153,404      161,820      275,901      279,489
                                                  --------     --------     --------     --------
                                                   710,371      747,173      756,351      758,374
                                                  --------     --------     --------     --------
     Corporate Stock:
       Maturing Within 1 Year...................        --           --       25,000       25,000
       No Fixed Maturity........................    58,305       41,159       38,191       29,426
                                                  --------     --------     --------     --------
                                                    58,305       41,159       63,191       54,426
                                                  --------     --------     --------     --------
          Total.................................  $923,414     $949,495     $830,880     $824,055
                                                  ========     ========     ========     ========

     FHLB stock amounting to $12,894,000 at December 31, 1994 and $18,870,000 at December 31, 1993 is reflected in the above table as corporate stock having no fixed maturity. Such stock was carried at market value, which was equal to its original cost, on these dates.

                   THE SUMMIT BANCORPORATION AND SUBSIDIARIES

     The following information pertains to sales of securities available for sale:

                                                                            1994        1993
                                                                          --------     -------
                                                                             (IN THOUSANDS)
     Sale Proceeds......................................................  $105,914     $78,753
                                                                          ========     =======
     Gross Realized:
       Gains............................................................  $  1,102     $   809
                                                                          ========     =======
       Losses...........................................................  $    834     $   107
                                                                          ========     =======

     The gross unrealized gains and losses on securities available for sale are as follows:

                                                                       DECEMBER 31,
                                                          ---------------------------------------
                                                                1994                  1993
                                                          -----------------     -----------------
                                                           GAINS    LOSSES       GAINS    LOSSES
                                                          -------   -------     -------   -------
                                                                       (IN THOUSANDS)
     U.S. Treasury and Federal Agency Securities........  $    --   $ 6,425     $   451   $   654
     Mortgage-Backed Securities.........................    1,198    38,000       4,516     6,253
     Corporate Stock....................................   17,823       677       9,687       922
                                                          -------   -------     -------   -------
       Total Securities Available for Sale..............  $19,021   $45,102     $14,654   $ 7,829
                                                          =======   =======     =======   =======

NOTE 7.  LOANS

     A composition of loans, net of unearned income, follows:

                                                                           DECEMBER 31,
                                                                      -----------------------
                                                                        1994          1993
                                                                      ---------     ---------
                                                                           (IN THOUSANDS)
    Commercial....................................................    $ 647,016     $ 605,084
    Consumer......................................................      507,600       393,229
    Construction..................................................       79,993       103,432
    Commercial Mortgage...........................................      740,127       816,217
    Residential Mortgage*.........................................    1,473,869     1,219,756
                                                                      ---------     ---------
      Total.......................................................    $3,448,605    $3,137,718
                                                                      =========     =========

---------------
* Includes $29,842,000 and $112,776,000 of loans held for sale at December 31, 1994 and 1993.

     Loans to directors, executive officers, and their related parties ("insider loans"), which are made in the ordinary course of business and with the same terms and interest rates as those prevailing for comparable transactions with others, aggregated $23,241,000 at December 31, 1994 and $31,465,000 at December 31, 1993. During 1994, new loans in the amount of $2,614,000 were made to such persons and repayments by such persons were $11,877,000, while other additions of $1,039,000 resulted from loans to individuals, originated in previous periods, who meet the criteria to be classified as insider loans in the current period. The information for 1993 was not restated for Crestmont as the outstanding loans to directors, executive officers and their related parties no longer meet the criteria to be classified as insider loans.

                   THE SUMMIT BANCORPORATION AND SUBSIDIARIES

     The following table presents information concerning: (1) loans accounted for on a nonaccrual basis, (2) loans whose terms have been restructured to provide a reduction or deferral of interest or principal because of a deterioration in the financial position of the borrower, (3) other real estate owned (including in-substance foreclosures) and (4) loans which are contractually past due 90 days or more as to interest or principal payments but have not been classified as nonaccrual:

                                                                             DECEMBER 31,
                                                                         ---------------------
                                                                           1994         1993
                                                                         --------     --------
                                                                             (IN THOUSANDS)
    Nonaccrual Loans.................................................    $ 34,244     $ 75,398
    Restructured Loans...............................................         182        3,196
                                                                         --------     --------
      Total Nonperforming Loans......................................      34,426       78,594
    Other Real Estate Owned..........................................      15,830       35,982
                                                                         --------     --------
      Total Nonperforming Assets.....................................    $ 50,256     $114,576
                                                                         ========     ========
    Loans Past Due 90 Days or More and Accruing......................    $ 14,182     $ 15,288
                                                                         ========     ========

     If interest income on nonaccrual and restructured loans outstanding at the end of the period had been current in accordance with their original terms, approximately $3,628,000, $6,652,000 and $9,693,000 of interest income would have been recorded in 1994, 1993 and 1992, respectively. These amounts exclude the effect of interest received on loans that were returned to an accruing basis or fully written down during the year. Interest income on nonaccrual and restructured loans outstanding at the end of the year that was recognized as income for the year was $949,000, $1,545,000 and $1,054,000 in 1994, 1993 and
1992, respectively. Not included in these amounts are interest payments received on certain nonaccrual loans that have been applied to reduce the outstanding principal.

     Commitments to lend additional funds to borrowers whose loans were classified as nonaccrual were not material at December 31, 1994.

NOTE 8.  ALLOWANCE FOR LOAN LOSSES

     An analysis of the changes in the allowance for loan losses follows:

                                                               1994         1993         1992
                                                             --------     --------     --------
                                                                       (IN THOUSANDS)
     Balance, January 1,...................................  $ 94,874     $ 97,190     $ 96,356
     Balance Related to Acquisition........................       255           --           --
     Adjustment for the Pooling of a Company with a
       Different Fiscal Year-End...........................      (178)          --           --
     Charge-Offs...........................................   (16,665)     (23,224)     (29,934)
     Recoveries............................................     4,888        3,708        4,770
                                                             --------     --------     --------
          Net Charge-Offs..................................   (11,777)     (19,516)     (25,164)
     Provision for Loan Losses.............................     7,995       17,200       25,998
                                                             --------     --------     --------
     Balance, December 31,.................................  $ 91,169     $ 94,874     $ 97,190
                                                             ========     ========     ========

NOTE 9.  PREMISES AND EQUIPMENT

     An analysis of premises and equipment follows:

                                                                             DECEMBER 31,
                                                                         ---------------------
                                                                           1994         1993
                                                                         --------     --------
                                                                             (IN THOUSANDS)
     Land..............................................................  $  5,535     $  5,868
     Buildings.........................................................    33,540       30,105
     Furniture and Equipment...........................................    51,918       51,584
     Leasehold Improvements............................................    19,321       20,031
                                                                         --------     --------
                                                                          110,314      107,588
     Less: Accumulated Depreciation and Amortization...................    65,280       62,075
                                                                         --------     --------
          Total........................................................  $ 45,034     $ 45,513
                                                                         ========     ========

                   THE SUMMIT BANCORPORATION AND SUBSIDIARIES

     Depreciation and amortization of premises and equipment charged to noninterest expense for the years ended December 31, 1994, 1993 and 1992 amounted to $8,434,000, $8,098,000 and $8,364,000, respectively.

NOTE 10.  OTHER ASSETS

     The excess of cost over fair value of net assets acquired ("goodwill") relating to affiliates and branches purchased is included in other assets and is amortized on a straight-line basis over periods from 10 to 40 years. Goodwill amounted to $9,218,000 and $10,079,000 at December 31, 1994 and 1993. Such
goodwill at year-end 1994 consisted of $5,722,000 relating to acquisitions of certain banking offices that is being amortized on a straight-line basis over 10 or 15 years and of $3,496,000 associated with certain pre-September 30, 1982 acquisitions of financial institutions that has a weighted-average amortization period of 30 years.

NOTE 11.  LONG-TERM DEBT

     Long-term debt consists of the following:

                                                                             DECEMBER 31,
                                                                         ---------------------
                                                                           1994         1993
                                                                         --------     --------
                                                                              (IN THOUSANDS)
    Parent Company:
      11 7/8% Notes Due February 1, 1995.............................    $ 15,000     $ 15,000
    Summit Bank:
      6 3/4% Subordinated Notes Due June 15, 2003....................      49,326       49,212
      Federal Home Loan Bank Borrowings
         Due 1994 (Average Rate of 3.69%)............................          --       95,640
         Due 1995 (Average Rate of 6.56% and 4.43%)..................     146,640        1,640
         Due 1996 (Average Rate of 5.04% and 4.92%)..................       5,940        5,540
         Due 1997 (Average Rate of 5.35% and 4.14%)..................      34,365       32,790
         Due 1998 (Average Rate of 5.57% and 5.30%)..................      26,620       23,020
         Due 1999 (Average Rate of 7.01% and 5.64%)..................      34,495        2,650
         Due 2000 (Average Rate of 6.09% and 5.66%)..................       4,500        3,550
         Due 2001 (Average Rate of 7.63% and 5.76%)..................       1,194           44
         Due 2002 (Average Rate of 6.30% and 5.86%)..................       1,700        1,300
         Due 2003 (Average Rate of 6.20% and 6.18%)..................       1,073        1,074
         Due 2004 (Average Rate of 8.05%)............................       1,336           --
                                                                         --------     --------
                                                                          257,863      167,248
                                                                         --------     --------
      Collateralized Mortgage Obligations*
         Series 1985-1 (Average Rate of 16.17% and 9.50%)............       2,210        2,395
         Series 1985-2 (Average Rate of 16.51% and 10.55%)...........       3,094        3,952
         Series 1986-1 (Average Rate of 9.18% and 8.25%).............       5,315        6,278
         Series 1986-2 (Average Rate of 9.28% and 7.71%).............       5,455        6,865
                                                                         --------     --------
                                                                           16,074       19,490
                                                                         --------     --------
      Mortgages Payable
          8% Due June 1, 1998........................................         500          500
         11% Due December 31, 1995...................................          --          350
                                                                         --------     --------
                                                                              500          850
                                                                         --------     --------
           Total.....................................................    $338,763     $251,800
                                                                         ========     ========

---------------
* As a result of greater than anticipated prepayments on the underlying mortgage-backed securities, a larger portion of the unamortized discount related to the collateralized mortgage obligations was amortized in 1994.

                   THE SUMMIT BANCORPORATION AND SUBSIDIARIES

     The 11 7/8% Notes, due February 1, 1995, were not redeemable prior to maturity and had no sinking fund requirements.

     In July 1993, the Bank issued $50 million in 6 3/4% Subordinated Notes Due 2003 (the "Subordinated Notes"). Unamortized discount on the Subordinated Notes was $674,000 at December 31, 1994 and resulted in an effective interest rate of 7.01% for 1994. Interest is payable semiannually on June 15 and December 15 of each year. The Subordinated Notes will mature on June 15, 2003 and are not subject to redemption prior to maturity.

     The Bank is a member of the Federal Home Loan Bank of New York (the "FHLB") and has access to term financing from the FHLB having a maturity up to 10 years. The FHLB borrowings are secured by investment securities and loans receivable under a blanket collateral agreement.

     The collateralized mortgage obligations are secured by investments in mortgage-backed securities having carrying and market values of $17,944,000 and $17,295,000 at December 31, 1994, and $20,900,000 and $21,400,000 at December
31, 1993. These mortgage-backed securities had interest rates ranging from 7.25% to 9.50%. A trustee holds the collateral certificates, collects all principal and interest payments thereon, and disburses all funds to the noteholders.

     The repayment of note principal and interest is directly related to the amount of principal and interest received on the mortgage-backed securities collateralizing a particular series of collateralized mortgage obligations. Within a series, principal payments are first applied to the note with the shortest maturity.

     Land and buildings having a carrying value of $847,000 at December 31, 1994 and $2,284,000 at December 31, 1993 were pledged as collateral to secure the mortgages payable. The mortgages have a single principal payment due upon their maturity.

     The aggregate amounts of long-term debt maturing for the five years subsequent to 1994 are $161,640,000 for 1995, $5,940,000 for 1996, $34,365,000
for 1997, $27,120,000 for 1998 and $34,495,000 for 1999.

NOTE 12.  COMMON AND PREFERRED STOCK

     Common Stock: On October 18, 1994, the Company declared a 10% stock dividend payable on December 15, 1994 to shareholders of record of the Company's Common Stock as of November 22, 1994, as a result the Company issued 3,035,154 shares of Common Stock on December 15, 1994.

     On September 1, 1994, the Company exchanged 500,000 shares of its Common Stock for all of the outstanding shares of Lancaster. The Lancaster merger was accounted for using the pooling of interests method of accounting and prior-period financial statements were not restated due to the nonmaterial nature of the Lancaster acquisition. In addition, on September 13, 1994 the Company exchanged 4,255,098 shares of its Common Stock for all of the outstanding common shares of Crestmont. The Crestmont merger was accounted for using the pooling of interests method of accounting and prior-period financial statements were restated.

     The Company's dividend reinvestment plan allows its existing shareholders to reinvest their quarterly dividends and to make optional cash purchases of the Company's Common Stock at a discount from the current market price (based on a 15-day market price average). Effective October 9, 1992, the Company amended its dividend reinvestment plan to lower the discount rate from 5% to 3 1/2%. By offering newly issued shares of its common stock, the proceeds of the equity sales are added to the Company's stockholders' equity.

     Adjustable Rate Cumulative Preferred Stock: On March 2, 1983, the Company issued 800,000 shares of $25.00 stated value Adjustable Rate Cumulative Preferred Stock. The holders of the preferred stock are entitled to receive, when and as declared by the Company's Board of Directors, cumulative preferred dividends payable quarterly in cash at the Applicable Rate in effect at the time of declaration. The Applicable Rate for any dividend period is 2 3/4% below the highest of the three-month "Treasury Bill Rate," the "Ten-Year Constant Maturity Rate," and the "Twenty-Year Constant Maturity Rate" determined in advance of the dividend period. However, the Applicable Rate for any dividend period will not be less than 6% per annum nor greater than 12% per annum. The preferred stock is redeemable at the option of the Company at $25.00 per share.

                   THE SUMMIT BANCORPORATION AND SUBSIDIARIES

     Preferred Share Purchase Rights: The Company's Shareholder Rights Plan provides that attached to each share of Common Stock is one Right which, when exercisable, entitles the holder of the Right to purchase one-hundredth of a share of Series B Junior Participating Preferred Stock at a Purchase Price of $70, subject to adjustment. In certain events (such as a person or group acquiring or announcing an intent to acquire 15% or more of the Common Stock or the Company's Board of Directors determining that 10% of more of the Common Stock has been acquired by an Adverse Person as defined in the Shareholder Rights Plan), exercise of the Rights would entitle the holder to Common Stock of the Company or a surviving corporation with a market value of two times the exercise Purchase Price. Accordingly, exercise of the Rights may cause substantial dilution to a person that attempts to acquire the Company. The Rights automatically attach to each outstanding share of Common Stock. There is no monetary value presently assigned to the Rights, and they do not trade separately from the shares of Common Stock unless and until they become exercisable. The Rights expire on January 15, 2000. The Plan may have certain antitakeover effects, although it is not intended to preclude any prospective offer for all outstanding shares of Common Stock at a fair price and otherwise in the best interest of the Company and its shareholders as determined by the Company's Board of Directors. However, a shareholder could potentially disagree with the Company's Board of Directors' determination of what constitutes a fair price or the best interests of the Company and its shareholders.

NOTE 13.  NONINTEREST INCOME

     The major components of noninterest income for 1994, 1993 and 1992 consisted of the following:

                                                                    YEAR ENDED DECEMBER 31,
                                                                -------------------------------
                                                                 1994        1993        1992
                                                                -------     -------     -------
                                                                         (IN THOUSANDS)
     Trust Income.............................................  $11,875     $11,125     $10,899
     Service Fees on Deposit Accounts.........................   18,523      16,936      16,233
     Securities Gains.........................................      344         702         710
     Other Income:
       Mortgage Banking Revenue...............................    9,782       9,795       3,000
       Service Fees on Loans..................................    1,686       1,956       1,555
       Annuity Commissions....................................    2,239       2,127       1,848
       Mutual Fund Commissions................................    1,455       1,720          --
       Safe Deposit Income....................................    1,405       1,397       1,354
       All Other..............................................    4,689       5,559       6,106
                                                                -------     -------     -------
          Total Other Income..................................   21,256      22,554      13,863
                                                                -------     -------     -------
               Total Noninterest Income.......................  $51,998     $51,317     $41,705
                                                                =======     =======     =======

NOTE 14.  EMPLOYEE BENEFIT PLANS

     Pension Plans: The Company has a defined benefit plan covering substantially all of its employees. The benefits are based on years of service and the employee's compensation during the last three years of employment. The Company's funding policy is to contribute annually the maximum amount that can be deducted for Federal income tax purposes. In addition, the Company maintains a supplemental executive retirement plan ("SERP") for the benefit of certain key officers. Total pension expense, including SERP benefits, was $1,973,000, $1,657,000 and $1,666,000 for 1994, 1993 and 1992, respectively.

     Net pension cost for 1994, 1993 and 1992 included the following components:

                                                                    YEAR ENDED DECEMBER 31,
                                                                -------------------------------
                                                                 1994        1993        1992
                                                                -------     -------     -------
                                                                         (IN THOUSANDS)
     Service Cost--Benefits Earned During the Period..........  $ 2,368     $ 2,201     $ 2,120
     Interest Cost on Projected Benefit Obligation............    3,199       3,009       2,756
     Actual Return on Plan Assets.............................       10      (1,745)       (872)
     Net Amortization and Deferral............................   (3,604)     (1,808)     (2,338)
                                                                -------     -------     -------
               Total Pension Cost.............................  $ 1,973     $ 1,657     $ 1,666
                                                                =======     =======     =======

                   THE SUMMIT BANCORPORATION AND SUBSIDIARIES

     The following table sets forth the plan's funded status:

                                                                             DECEMBER 31,
                                                                         ---------------------
                                                                           1994         1993
                                                                         --------     --------
                                                                             (IN THOUSANDS)
     Actuarial Present Value of Obligations:
       Accumulated Benefit Obligation*.................................  $(27,785)    $(28,372)
                                                                         ========     ========
       Projected Benefit Obligation....................................  $(39,622)    $(42,230)
     Plan Assets at Fair Value, Primarily Listed Stocks and U.S.
      Bonds............................................................    37,658       38,586
                                                                         --------     --------
          Deficiency of Assets Under Projected Benefit Obligation......    (1,964)      (3,644)
     Unrecognized Net Asset Being Recognized Over 16 Years.............    (1,651)      (1,815)
     Unrecognized Prior Service Cost (Gain) Due to Amendments..........       344          (95)
     Unrecognized Net Gain Since Transition............................    (2,778)        (808)
                                                                         --------     --------
          Unfunded Accrued Cost........................................  $ (6,049)    $ (6,362)
                                                                         ========     ========
     Weighted-Average Discount Rate....................................      8.50%        7.50%
     Expected Long-Term Rate of Return on Plan Assets..................      8.50         9.00
     Rate of Increase in Future Compensation Levels....................      5.00         5.00

---------------
* Including Vested Benefits of $(26,636) in 1994 and $(27,556) in 1993.

     Profit Sharing Plan: The Company maintains a qualified profit sharing plan for eligible employees. A portion of the Company's earnings are contributed annually and participants may contribute up to 5% of their salaries on a pretax basis, which is matched by the Company, and up to 10% on an after-tax basis. The Company's contributions are based on its performance and are determined based on a calculation approved by its Board of Directors. The contributions under this plan were $2,677,000, $2,736,000 and $1,880,000 for 1994, 1993 and 1992,
respectively.

     Stock Incentive Plan: The Company maintains a stock incentive plan for the benefit of officers and key employees. Under the terms of the plan, selected participants may receive awards of stock options, performance share units (which may be accompanied by dividend equivalent rights) or restricted stock. At December 31, 1994, the plan had 503,389 awards available which can be used for either stock options, performance share units or restricted stock. The plan is administered by the Compensation Committee of the Company's Board of Directors, which determines the recipients and terms of the various options and awards, subject to the provisions of the plan.

     Under the terms of the stock incentive plan, options to purchase shares of the Company's Common Stock are granted at a price equal to the market price of the stock at the date of grant. The options vest in two years and expire in 10 years from the date of grant. Options granted prior to June 1988 did not have a vesting date. At December 31, 1994 and 1993, stock options covering 972,868 and 737,922 shares of the Company's Common Stock were exercisable under the plan.

     The following is a summary of transactions:

                                                                          1994          1993
                                                                        ---------     ---------
     Outstanding at January 1,........................................  1,507,471     1,554,220
     Granted..........................................................    117,150       229,088
     Forfeited........................................................    (37,240)     (145,431)
     Exercised at:
       $1.51 to $17.59................................................   (293,534)
                                                                        ---------
       $1.51 to $18.75................................................                 (130,406)
                                                                                      ---------
     Outstanding at December 31, at Option Prices of $1.51 to
      $24.11..........................................................  1,293,847     1,507,471
                                                                         ========      ========

     Other Postretirement Benefits: The Company also provides certain health care and life insurance benefits for retired employees. Substantially all of the company's employees may become eligible for those benefits if they satisfy certain age and service requirements while working for the Company.

                   THE SUMMIT BANCORPORATION AND SUBSIDIARIES

     The Company prospectively adopted SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions" in the first quarter of 1993. Since the Company changed to the accrual method of accounting for postretirement medical and life insurance benefits in 1989, the impact of adopting SFAS No. 106 was not material.

     The cost of providing these benefits for 1994, 1993 and 1992 was as follows:

                                                                      YEAR ENDED DECEMBER 31,
                                                                     -------------------------
                                                                     1994      1993      1992
                                                                     -----     -----     -----
                                                                           (IN THOUSANDS)
    Service Cost-Benefits Earned During the Period...............    $ 252     $ 169     $ 184
    Interest Cost on Projected Benefit Obligation................      448       371       340
    Amortization of Unrecognized Gain............................     (165)     (261)     (284)
                                                                     -----     -----     -----
      Net Postretirement Benefit Cost............................    $ 535     $ 279     $ 240
                                                                     =====     =====     =====

     The following table sets forth the plan's funded status:

                                                                              DECEMBER 31,
                                                                           -------------------
                                                                            1994        1993
                                                                           -------     -------
                                                                              (IN THOUSANDS)
    Accumulated Postretirement Benefit Obligation:
      Retirees.........................................................    $(2,905)    $(3,440)
      Fully Eligible Active Plan Participants..........................       (479)       (607)
      Other Active Plan Participants...................................     (1,623)     (1,595)
                                                                           -------     -------
         Total Accumulated Postretirement Benefit Obligation...........     (5,007)     (5,642)
    Unrecognized Gain Being Recognized Over 17.4 Years.................     (4,278)     (3,538)
                                                                           -------     -------
         Accrued Postretirement Benefit Cost...........................    $(9,285)    $(9,180)
                                                                           =======     =======
    Weighted-Average Discount Rate.....................................       8.50%       7.50%

     Postretirement benefits are estimated based on certain actuarial assumptions and recognized on an accrual basis over the period in which active employees become eligible for such postretirement benefits. The assumed health care cost rate is 10% for 1995 and is projected to decline by 1% per year to a floor of 6% in 1999. The effect of a 1% increase in the weighted-average health care cost trend rate would be to increase the sum of service cost and interest cost by 19% and to increase the accumulated postretirement benefit obligation by 15%. The weighted-average health care trend rate used to determine the accumulated postretirement benefit obligation for 1993 was 7.5%.

                   THE SUMMIT BANCORPORATION AND SUBSIDIARIES

NOTE 15.  NONINTEREST EXPENSE

     The major components of noninterest expense for 1994, 1993 and 1992 consisted of the following:

                                                                  YEAR ENDED DECEMBER 31,
                                                             ----------------------------------
                                                               1994         1993         1992
                                                             --------     --------     --------
                                                                       (IN THOUSANDS)
     Salaries and Employee Benefits........................  $ 86,087     $ 84,624     $ 78,436
     Net Occupancy Expense.................................    18,868       18,619       18,890
     Furniture and Equipment Expense.......................     9,496        8,927        8,908
     Restructuring and Other Merger-Related Costs:
       Loss on Sale of Assets..............................    35,390           --           --
       Severance, Outplacement and Benefits Continuation...     5,404           --           --
       Facilities Closing and Consolidation Costs..........     5,776           --           --
       Transaction Expenses................................     2,385           --           --
                                                             --------     --------     --------
          Restructuring and Other Merger-Related Costs.....    48,955           --           --
     Other Expenses:
       Advertising and Marketing...........................     4,761        4,443        2,940
       External Data Processing Services...................     2,839        4,045        4,365
       FDIC Insurance......................................    10,050       10,487        9,349
       Legal and Consulting................................     5,110        6,099        6,892
       Other Real Estate Owned Expense.....................     3,053        6,849        9,258
       Postage and Delivery................................     2,820        2,894        2,605
       Stationery, Supplies and Printing...................     2,331        3,322        3,709
       Telecommunication...................................     3,160        2,754        2,516
       All Other...........................................    16,156       14,787       15,476
                                                             --------     --------     --------
          Total Other Expenses.............................    50,280       55,680       57,110
                                                             --------     --------     --------
               Total Noninterest Expense...................  $213,686     $167,850     $163,344
                                                             ========     ========     ========

                   THE SUMMIT BANCORPORATION AND SUBSIDIARIES

NOTE 16.  INCOME TAXES

     As discussed in Note 1, the Company adopted SFAS No. 109 effective January 1, 1992. Both the cumulative effect of this accounting change and its impact on earnings for 1992 were not material to the Company's results of operations. During 1994, the Company acquired Crestmont, which had elected to adopt prospectively SFAS No. 109 on April 1, 1993. The cumulative effect of adopting SFAS No. 109 by Crestmont resulted in a $5,303,000 increase to 1993 earnings. Certain deferred tax information for 1993 and 1992 has been adjusted from amounts previously presented to conform with tax returns filed for these periods.

     The components of the income tax provision are presented below:

                                                                   YEAR ENDED DECEMBER 31,
                                                               --------------------------------
                                                                 1994        1993        1992
                                                               --------     -------     -------
                                                                        (IN THOUSANDS)
     Current Federal Income Taxes............................  $ 10,142     $19,108     $16,650
     Current State Income Taxes..............................     2,284       4,920       4,653
     Deferred Federal Income Tax Expense (Benefit)...........     3,955        (183)     (4,744)
     Deferred State Income Tax Expense (Benefit).............       259        (856)       (219)
                                                               --------     -------     -------
               Applicable Income Tax Expense.................    16,640      22,989      16,340
     Deferred Tax (Benefit) Expense on Unrealized (Losses)
       Gains on Securities Available for Sale:
          Federal Income Tax (Benefit) Expense...............   (13,941)      4,813          --
          State Income Tax (Benefit) Expense.................    (2,195)        283          --
                                                               --------     -------     -------
                                                                (16,136)      5,096          --
                                                               --------     -------     -------
               Total.........................................  $    504     $28,085     $16,340
                                                               ========     =======     =======

     In 1993, the Revenue Reconciliation Act of 1993 was enacted increasing the top Federal corporate income tax rate from 34% to 35% for tax years beginning on or after January 1, 1993. This increase in the tax rate did not have a material effect on the Company's results of operations. A reconciliation, restated to reflect the pooling of Crestmont, of the statutory Federal tax rate to the effective tax rate is presented below:

                                                                              YEAR ENDED
                                                                              DECEMBER 31,
                                                                         ----------------------
                                                                         1994     1993     1992
                                                                         ----     ----     ----
    Tax Applicable to Total Income at Statutory Rate.................    35.0%    35.0%    34.0%
    Tax Benefit Attributable to Tax-Exempt Income....................    (3.4)    (3.3)    (5.2)
    State Income Taxes (Net of Federal Income Tax Benefit)...........     4.0      3.7      6.2
    Low-Income Housing Credits.......................................    (3.7)    (1.9)     (.3)
    Merger-Related Bad Debt Recapture................................     9.6       --       --
    Other............................................................    (1.0)     (.8)    (1.9)
                                                                         ----     ----     ----
      Total Income Tax Provision.....................................    40.5%    32.7%    32.8%
                                                                         ====     ====     ====

                   THE SUMMIT BANCORPORATION AND SUBSIDIARIES

     At December 31, 1994 and 1993, the tax effects of temporary differences that give rise to a significant portion of deferred tax assets and liabilities are as follows:

                                                                             DECEMBER 31,
                                                                         ---------------------
                                                                          1994          1993
                                                                         -------       -------
                                                                             (IN THOUSANDS)
    Deferred Tax Assets:
      Allowance for Loan Losses......................................    $33,850       $38,144
      Unrealized Losses on Securities Available for Sale.............     11,040            --
      Accrued Expenses...............................................      6,674         6,921
      Interest on Nonaccrual Loans...................................      4,007         3,902
      Other Postretirement Benefits..................................      3,769         3,769
      Loan Fees......................................................      3,298         3,266
      Depreciation...................................................      2,406         2,121
      Other..........................................................      1,188         1,706
      Valuation Allowance............................................     (4,150)       (5,081)
                                                                         -------       -------
         Total Deferred Tax Asset....................................     62,082        54,748
                                                                         -------       -------
    Deferred Tax Liabilities:
      Unrealized Gains on Securities Available for Sale..............         --         5,096
      Mortgage Servicing Rights......................................         --            98
      Other..........................................................        227           552
                                                                         -------       -------
         Total Deferred Tax Liability................................        227         5,746
                                                                         -------       -------
           Net Deferred Tax Asset....................................    $61,855       $49,002
                                                                         =======       =======

     The valuation allowance for deferred tax assets was $4,150,000 and $5,081,000 at December 31, 1994 and 1993. The net change in the valuation allowance for the year ended December 31, 1994 was a decline of $931,000. Such valuation allowance is included in other assets on the consolidated balance sheet for these dates.

NOTE 17.  COMMITMENTS AND CONTINGENCIES

     Financial Instruments with Off-Balance Sheet Risk: In the normal course of business, the Company is a party to financial instruments with off-balance sheet risk in order to meet the financing needs of its customers and to reduce its own exposure to fluctuations in interest rates. These financial instruments include commitments to extend credit and letters of credit. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the consolidated balance sheet. Management does not expect any material losses to result from these transactions.

                   THE SUMMIT BANCORPORATION AND SUBSIDIARIES

     A summary of such financial instruments outstanding at December 31, 1994 and 1993 follows:

                                                                             DECEMBER 31,
                                                                         ---------------------
                                                                           1994         1993
                                                                         --------     --------
                                                                             (IN THOUSANDS)
    Commitments to Extend Credit:
      Home Equity Lines..............................................    $242,273     $213,646
      Commitments to Fund Loans Secured by Real Estate...............      22,829       61,861
      Other Unused Commitments.......................................     473,152      385,282
    Letters of Credit:
      Standby Letters of Credit......................................      38,829       44,026
      Commercial Letters of Credit...................................       2,116        1,984
    Notional Value of:
      Interest Rate Swap Agreements..................................     140,000      147,580
      Interest Rate Cap Agreement....................................      42,000       42,000

     The commitment and letter of credit amounts in the above table represent the Company's maximum potential credit loss in the event that a commitment to extend credit or letter of credit is drawn upon and the counterparty defaults. The actual credit risk on these contracts rests upon the customer's creditworthiness and the value of the collateral held. The Company employs the same credit policies for these instruments as for those recorded on the balance sheet.

     The Company enters into interest rate swap agreements to hedge its on-balance sheet exposures to fluctuations in interest rates after conducting a review of the current and prospective financial implications of the transaction by its Asset/Liability Management Committee. At December 31, 1994, the average remaining life of outstanding interest rate swap agreements was 3.2 years. These swap agreements primarily involved receiving a fixed rate of interest in exchange for the payment of a short-term, variable rate of interest. During November 1994, the Company terminated $64,659,000 in swap agreements resulting in a deferred loss of $3,441,000. The unamortized deferred swap loss amounted to $3,322,000 at year-end 1994 and had a remaining weighted-average amortization period of 3.9 years. The Company also has a single interest rate cap agreement in the amount of $42,000,000 that was originally purchased by Crestmont and matured in January 1995. The notional value presented in the preceding table is used to express the dollar amount of these agreements outstanding and does not represent the actual amount of credit exposure to the Company. Such risk is much less and is controlled though credit approvals, limits and monitoring procedures.

     The Company enters into commitments to extend credit to customers at specified rates and for specific purposes, as long as there have been no violations of any contractual conditions. All of the Company's commitments are contingent upon customers maintaining an appropriate level of creditworthiness. These commitments generally have fixed expiration dates, may have other termination clauses and may require the payment of fees. Since 46% and 64% of these obligations at December 31, 1994 and December 31, 1993 had a term of one year or less and many are expected to expire without being drawn upon, the amounts shown in the preceding table are not representative of future liquidity requirements. The credit condition of each customer is evaluated on an individual basis by the Company, as is the amount and nature of collateral pledged by the customer upon the extension of credit. The collateral received varies but may include accounts receivable, inventory, marketable securities, residential properties, plant and equipment, and income-producing commercial properties. Excluding retail checking credit lines of $53,988,000 and $46,576,000 at December 31, 1994 and 1993, collateral is required for a significant portion of the remaining commitments outstanding.

     Letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party and fall into two categories, standby and commercial. Standby letters of credit are issued as either financial or performance letters of credit. Financial letters of credit are typically issued by the Company to support such transactions as tax-exempt borrowing arrangements, such as industrial development obligations, while performance letters of credit are issued to support the satisfactory completion of public and private construction projects. At December 31, 1994 and 1993, the weighted-average life of these guarantees

                   THE SUMMIT BANCORPORATION AND SUBSIDIARIES was 1.7 and 1.3 years, respectively. Commercial letters of credit are issued to finance the actual movement of goods between buyers and sellers and are generally not issued for periods in excess of one year. Under such agreements, a seller of merchandise is assured that prompt payment will be made by the buyer, if the documents of the seller are drawn in compliance with the terms and conditions of the underlying commercial letter of credit. The credit risk associated with the issuance of both standby and commercial letters of credit is essentially identical to that involved in the extension of credit facilities. The Company requires collateral, generally in the form of an interest in the underlying property being financed or, in some cases, cash collateral.

     Lease Commitments: Aggregate minimum rental commitments on real property at December 31, 1994, under noncancellable leases having initial or remaining terms in excess of one year follow:

                                                                                     AMOUNT
                                                                                 --------------
                                                                                 (IN THOUSANDS)
     1995......................................................................     $  8,906
     1996......................................................................        8,182
     1997......................................................................        7,035
     1998......................................................................        5,978
     1999......................................................................        5,181
     Thereafter................................................................       63,908
                                                                                 --------------
               Total...........................................................     $ 99,190
                                                                                 ===========

     Certain leases provide for increases based upon the Department of Labor Consumer Price Index and increases in real estate taxes. Net rental expense, including computer and equipment, was approximately $11,034,000, $10,725,000 and $10,512,000 for the years ended December 31, 1994, 1993 and 1992, respectively.

     Other Contingencies: The Company is subject to claims and lawsuits which arise in the ordinary course of business. It is the best judgment of management, after consultation with its legal advisors, that the financial position of the Company will not be materially affected by the final outcome of these legal proceedings and that adequate provision has been made therefor in the accompanying consolidated financial statements.

     The Company has entered into agreements with six executive officers providing for the payment of cash and other benefits to them in the event of their voluntary or involuntary termination within two years following a change in control of the Company. Payment under these agreements would consist of, among other things, a lump sum payment amounting to approximately two to three years of annual gross compensation as defined in these agreements.

NOTE 18.  THE SUMMIT BANCORPORATION (PARENT COMPANY ONLY)

     At year-end 1994, the Company had a single wholly owned subsidiary in operation, the Bank. The earnings of the Bank are recognized by the Company using the equity method of accounting. Accordingly, earnings of the Bank are recorded as increases in the Company's investment in the Bank and dividends paid reduce the Company's investment in the Bank.

     Certain limitations exist on the availability of subsidiary bank undistributed net assets for the payment of dividends to the Company without the prior approval of bank regulatory authorities. The Bank is restricted by limitations imposed under New Jersey State law that permit the payment of dividends to the extent that there is no impairment of the capital accounts of the bank and either the bank will have a surplus of not less than 50% of its capital stock, or the dividend will not reduce the surplus of the bank. The Bank is also subject to FDIC regulations that require it to maintain certain minimum capital ratios. Based on the more restrictive of these limitations (i.e., the maintenance of a total risk-based capital of at least 8%, a Tier 1 risk-based ratio of at least 4% and a Leverage Ratio of at least 4%), the amount available for the payment of dividends was $123,180,000 of the $321,368,000 in total undistributed net assets of the Bank at December 31, 1994.

                   THE SUMMIT BANCORPORATION AND SUBSIDIARIES

     Federal Reserve regulations restrict the amount of loans or advances that a subsidiary bank may extend to their affiliates (including the Parent Company). These regulations prohibit a subsidiary bank from lending to their affiliates unless such loans are secured by specific collateral. Loans to any one affiliate are generally limited to 10% of a subsidiary bank's capital and surplus with the aggregate amount of such loans to all affiliates limited to 20% of that subsidiary bank's capital and surplus. Based upon these regulations, the Bank could have advanced, prior to the declaration of the maximum amount of dividends mentioned above, up to $37,507,000 to the Parent Company.

     Based upon the dividend and loan restrictions mentioned above, the maximum amount of funds which the Bank could provide to the Parent Company in the form of dividends and loans was $148,369,000 at December 31, 1994.

     Condensed financial statements of the Parent Company Only are presented below:

                         CONDENSED STATEMENT OF INCOME

                                                                    YEAR ENDED DECEMBER 31,
                                                                -------------------------------
                                                                 1994        1993        1992
                                                                -------     -------     -------
                                                                        (IN THOUSANDS)
     INCOME
     Dividends from Subsidiaries..............................  $24,199     $17,838     $12,440
     Interest and Dividends on Securities.....................    1,261       2,294       3,260
     Interest on Short-Term Investments.......................    2,158         906       1,253
     Securities Gains (Losses)................................      123         643        (567)
     Other Income.............................................      125       9,276       8,360
                                                                -------     -------     -------
               Total Income...................................   27,866      30,957      24,746
     EXPENSES.................................................    2,016      10,152      10,290
                                                                -------     -------     -------
     Income Before Taxes......................................   25,850      20,805      14,456
     Applicable Income Tax Expense (Benefit)..................      356         300      (2,652)
                                                                -------     -------     -------
     Income Before Equity in Undistributed Income of
       Subsidiaries...........................................   25,494      20,505      17,108
     Equity in Undistributed (Loss) Income of Subsidiaries....   (1,094)     30,219      16,379
                                                                -------     -------     -------
               Net Income.....................................  $24,400     $50,724     $33,487
                                                                =======     =======     =======

                            CONDENSED BALANCE SHEET

                                                                              DECEMBER 31,
                                                                           -------------------
                                                                             1994       1993
                                                                           --------   --------
                                                                              (IN THOUSANDS)
     ASSETS
     Cash and Due from Banks.............................................  $    990   $    908
     Short-Term Investments..............................................    77,946     56,739
     Investment Securities...............................................     4,025      6,439
     Securities Available for Sale.......................................    44,029     50,107
     Investment in Subsidiaries..........................................   325,783    348,602
     Other Assets........................................................     1,760     17,728
                                                                           --------   --------
               Total Assets..............................................  $454,533   $480,523
                                                                           ========   ========
     LIABILITIES AND STOCKHOLDERS' EQUITY
     Accrued Expenses and Other Liabilities..............................  $  7,963   $ 26,163
     Long-Term Debt......................................................    15,000     15,000
     Stockholders' Equity................................................   431,570    439,360
                                                                           --------   --------
               Total Liabilities and Stockholders' Equity................  $454,533   $480,523
                                                                           ========   ========

                   THE SUMMIT BANCORPORATION AND SUBSIDIARIES

            CONDENSED STATEMENT OF CASH FLOWS (PARENT COMPANY ONLY)

                                                                  YEAR ENDED DECEMBER 31,
                                                             ----------------------------------
                                                               1994         1993         1992
                                                             --------     --------     --------
                                                                       (IN THOUSANDS)
    OPERATING ACTIVITIES:
    Net Income...........................................    $ 24,400     $ 50,724     $ 33,487
    Adjustments to Reconcile Net Income to Net Cash
      Provided by Operating Activities:
         Equity in Undistributed Loss (Income)
           of Subsidiaries...............................       1,094      (30,219)     (16,379)
         Securities (Gains) Losses.......................        (123)        (643)         567
         Decrease (Increase) in Other Assets.............      15,967       (4,035)      (9,587)
         (Decrease) Increase in Accrued Expenses and
           Other Liabilities.............................     (21,194)       1,521        2,044
         Decrease in Accrued Interest Payable............          --           --         (115)
         Increase in Investment in Bank Subsidiaries.....      (3,950)          --      (18,525)
                                                             --------     --------     --------
           Net Cash Provided (Used) by Operating
              Activities.................................      16,194       17,348       (8,508)
                                                             --------     --------     --------
    INVESTING ACTIVITIES:
    Purchases of Investment Securities...................        (261)      (1,040)    (177,193)
    Maturities of Investment Securities..................       2,674       33,920      120,152
    Proceeds from Sales of Investment Securities.........          --           --        5,944
    Purchases of Securities Available for Sale...........     (71,602)    (208,625)          --
    Maturities of Securities Available for Sale..........      85,068      214,149           --
    Proceeds from Sales of Securities Available for
      Sale...............................................         940        4,410           --
    (Increase) Decrease in Short-Term Investments........     (21,207)     (45,557)      24,142
                                                             --------     --------     --------
      Net Cash Used Provided by Investing Activities.....      (4,388)      (2,743)     (26,955)
                                                             --------     --------     --------
    FINANCING ACTIVITIES:
    Long-Term Debt Matured or Repurchased................          --           --       (5,000)
    Cash Dividends Paid..................................     (24,225)     (21,478)     (19,984)
    Common Stock Issued..................................       9,706        6,779       60,178
    Adjustment Related to Acquisition....................       2,795           --           --
                                                             --------     --------     --------
      Net Cash (Used) Provided by Financing Activities...     (11,724)     (14,699)      35,194
                                                             --------     --------     --------
    Net Increase (Decrease) in Cash and Due from Banks...          82          (94)        (269)
    Cash and Due from Banks at January 1,................         908        1,002        1,271
                                                             --------     --------     --------
    Cash and Due from Banks at December 31,..............    $    990     $    908     $  1,002
                                                             ========     ========     ========

NOTE 19.  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following fair value estimates, methods and assumptions were used to measure the fair value of each class of financial instruments for which it is practical to estimate that value:

     Cash and Short-Term Investments: For such short-term investments, the carrying amount was considered to be a reasonable estimate of fair value.

     Securities and Trading Account Assets: For marketable equity securities available for sale and trading account assets, fair values were based on quoted market prices or dealer quotes. For other securities held as investments or available for sale, quoted market prices were used, if available, to determine fair value.

                   THE SUMMIT BANCORPORATION AND SUBSIDIARIES

If a quoted market price was not available, fair values were estimated using quoted market prices for similar securities.

     Loans: Fair values were estimated for portfolios of performing loans with similar financial characteristics. For certain analogous categories of loans, such as residential mortgages and home equity loans, fair value was estimated using the quoted market prices for securities backed by similar loans, adjusted for differences in loan characteristics. The fair value of other performing loan types was estimated by discounting the future cash flows using market discount rates that reflect the credit and interest-rate risk inherent in the loan.

     Fair value for significant nonperforming loans was based on recent external appraisals of collateral securing such loans. If such appraisals were not available, estimated cash flows were discounted employing a rate incorporating the risk associated with such cash flows.

     Deposit Liabilities: The fair value of demand deposits, savings deposits and money market accounts was the amount payable on demand at December 31, 1994 and 1993. The fair value of time deposits was based on the discounted value of contractual cash flows. The discount rate was estimated utilizing the rates currently offered for deposits of similar remaining maturities.

     Short-Term Borrowings: For such short-term borrowings, the carrying amount was considered to be a reasonable estimate of fair value.

     Long-Term Debt: Quoted market prices were used for instruments on which such quotes were available. If quoted market prices were not available, the fair value of long-term debt was estimated based on rates currently available to the Company for debt with similar terms and remaining maturities.

     Commitments to Extend Credit and Letters of Credit: Since the Company's loan commitments typically have either a floating rate of interest or have terms of less than one year and are at the prevailing market rate of interest and since its letters of credit specify market rates of interest if drawings are made, the deferred income amounts on such off-balance sheet financial instruments approximated their estimated fair value.

     Interest Rate Swap Agreements: The fair value of such agreements was based on the net present value of the expected net cash flows using current market interest rates. At December 31, 1994, the fair value of such agreements was a payable of $8,665,000, while at December 31, 1993 there was no appreciable gain or loss on these instruments.

     The estimated fair values of the Company's financial instruments at December 31, 1994 and 1993 are presented in the following table:

                                                                 DECEMBER 31,
                                            -------------------------------------------------------
                                                      1994                          1993
                                            -------------------------     -------------------------
                                               BOOK           FAIR           BOOK           FAIR
                                              VALUE          VALUE          VALUE          VALUE
                                            ----------     ----------     ----------     ----------
                                                                (IN THOUSANDS)
    Financial Assets:
      Cash and Short-Term Investments.....  $  269,873     $  269,873     $  466,492     $  466,492
      Investment Securities...............     707,999        669,154        791,808        789,949
      Securities Available for Sale.......     923,414        923,414        830,880        830,880
      Trading Account Securities..........       1,357          1,357          1,752          1,752
      Loans...............................   3,448,605                     3,137,718
      Less: Allowance for Loan Losses.....      91,169                        94,874
                                            ----------                    ----------
              Net Loans...................   3,357,436      3,348,426      3,042,844      3,123,743
    Financial Liabilities:
      Deposits............................   4,409,318      4,397,593      4,412,727      4,420,863
      Short-Term Borrowings...............     231,028        231,028        180,389        180,389
      Long-Term Debt......................     338,763        323,314        251,800        254,683

     Limitations: The foregoing fair value estimates were made at December 31, 1994 and 1993, based on pertinent market data and relevant information on the financial instrument. These estimates do not include any premium or discount that could result from an offer to sell at one time the Company's entire holdings of a particular financial instrument or category thereof. Since no market exists for a substantial portion of the Company's financial instruments, fair value estimates were necessarily based on judgments with respect to

                   THE SUMMIT BANCORPORATION AND SUBSIDIARIES future expected loss experience, current economic conditions, risk assessments of various financial instruments involving a myriad of individual borrowers, and other factors. Given the innately subjective nature of these estimates, the uncertainties surrounding them and the matters of significant judgment that must be applied, these fair value estimations cannot be calculated with precision. Modifications in such assumptions could meaningfully alter these estimates.

     Since these fair value approximations were made solely for on-balance and off-balance sheet financial instruments at December 31, 1994 and 1993, no attempt was made to estimate the value of anticipated future business or the value of nonfinancial statement assets and liabilities. For instance, the Company has certain fee-generating activities (e.g., its trust department and mortgage banking operation) that were not considered in these estimates since these activities are not financial instruments. Other important elements which are not deemed to be financial assets or liabilities include the value of the Company's retail branch delivery system, its existing core deposit base, premises and equipment, and goodwill. Furthermore, certain tax implications related to the realization of the unrealized gains and losses could have a substantial impact on these fair value estimates and have not been incorporated into many of the estimates.

NOTE 20.  RECENT ACCOUNTING PRONOUNCEMENT

     On May 31, 1993, the Financial Accounting Standards Board (the "FASB") issued SFAS No. 114, "Accounting by Creditors for the Impairment of a Loan." A subsequent amendment, SFAS No. 118, "Accounting by Creditors for the Impairment of a Loan--Income Recognition and Disclosures," was issued in October 1994. Adoption of SFAS No. 114, as amended, is required for financial statements issued for fiscal years beginning after December 15, 1994. It prescribes the recognition criteria for loan impairment and the measurement methods for certain impaired loans and loans whose terms are modified in troubled debt restructurings and amends SFAS No. 5, "Accounting for Contingencies," and SFAS No. 15, "Accounting by Debtors and Creditors for Troubled Debt Restructurings." The Company's adoption in the first quarter of 1995 of SFAS No. 114, as amended, will not have a material effect on its future financial position or results of operations.

NOTE 21.  SUMMARY OF QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

     The results of operations on a quarterly basis are presented in the following tables:

                                                           1994                          1994*
                                           -------------------------------------   -----------------
                                           FOURTH     THIRD    SECOND     FIRST    SECOND     FIRST
                                           QUARTER   QUARTER   QUARTER   QUARTER   QUARTER   QUARTER
                                           -------   -------   -------   -------   -------   -------
                                                    (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
    Net Interest Income..................  $53,990   $54,705   $52,513   $49,515   $44,491   $41,348
    Provision for Loan Losses............    1,200     1,695     2,550     2,550     1,800     1,800
    Noninterest Income...................   12,018    11,752    12,894    15,334    10,122    11,904
    Noninterest Expense..................   38,976    89,444    42,611    42,655    34,434    34,121
    Net Income (Loss)....................   16,543   (18,466)   13,468    12,855    12,279    11,329
    Net Income (Loss) Per Share..........      .49      (.57)      .40       .38       .43       .40

                                                           1993                          1993*
                                           -------------------------------------   -----------------
                                           FOURTH     THIRD    SECOND     FIRST    SECOND     FIRST
                                           QUARTER   QUARTER   QUARTER   QUARTER   QUARTER   QUARTER
                                           -------   -------   -------   -------   -------   -------
                                                    (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
    Net Interest Income..................  $50,452   $52,004   $51,448   $50,049   $43,370   $41,868
    Provision for Loan Losses............    2,925     4,425     4,925     4,925     3,675     3,675
    Noninterest Income...................   14,392    12,350    13,025    11,550    11,992    10,630
    Noninterest Expense..................   43,962    42,627    41,258    40,003    35,268    33,996
    Net Income...........................   12,414    11,811    11,837    14,662    10,622     9.944
    Net Income Per Share.................      .37       .36       .36       .45       .37       .35

---------------
* Represents quarterly data previously reported on Form 10-Q for the three months ending March 31, 1994 and 1993 and June 30, 1994 and 1993, respectively, prior to the Crestmont and Lancaster mergers. Per share data has been adjusted for a 10% stock dividend.